UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2013

WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9700 West Higgins Road, 8th Floor Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (847) 939-9000

(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 23, 2013, Wintrust Financial Corporation announced that the Company’s Board of Directors approved a quarterly cash dividend of $0.10 per share of outstanding common stock. The dividend is payable on February 20, 2014 to shareholders of record as of February 6, 2014. The Company also announced that, subject to ongoing Board of Director approval, future dividend payments will be made on a quarterly basis rather than its previous practice of paying dividends on a semi-annual basis. On an annualized basis, this quarterly dividend payment represents an increase of 122% over the 2013 annual dividend rate of $0.18 per share.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated January 23, 2014 (furnished with the SEC as part of this Form 8-K)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:/s/Lisa J. Pattis
Lisa J. Pattis
Executive Vice President, General Counsel & Corporate Secretary
Date: January 23, 2014

INDEX TO EXHIBITS

Exhibit
99.1	Press Release dated January 23, 2014 (furnished with the SEC as part of this Form 8-K)